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                                United States
                       Securities and Exchange Commission
                            Washington, D.C.  20549


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          DISCOVER CARD MASTER TRUST I
             (Exact name of registrant as specified in its charter)


                                                             Not required
       Delaware                       0-23108             -------------------
-----------------------     ----------------------------   (I.R.S. Employer
(State of organization)       (Commission File Number)    Identification No.)

c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                                          19720
--------------------                                       ------------
(Address of principal                                       (Zip Code)
executive offices)


                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(b) OF THE ACT:



                                                 Name of each exchange
Title of each class                              on which each class
to be so registered                              is to be registered
-------------------                              --------------------
      None                                              None


                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(g) OF THE ACT:


   Series 1997-3 Floating Rate Class A Credit Card Pass-Through Certificates
    Series 1997-3 Floating Rate Class B Credit Card Pass-Through Certificate
                                (Title of Class)








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Item 1.   Description of Registrant's Securities to be Registered.
          --------------------------------------------------------

                 Item 1 incorporates by reference the "Description of the Investor Certificates" on pages 16 to 29 of the Prospectus dated October 16, 1997 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-16103) and on pages S-16 to S-29 of the Prospectus Supplement dated October 16, 1997 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-16103).

Item 2.   Exhibits
          --------

          Exhibit 4.1 (a)          Pooling and Servicing Agreement, dated
                                   as of October 1, 1993, between Greenwood
                                   Trust Company as Master Servicer,
                                   Servicer and Seller and U.S. Bank
                                   National Association d/b/a First Bank
                                   National Association (successor trustee
                                   to Bank of America Illinois, formerly
                                   Continental Bank, National Association)
                                   as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master
                                   Trust I's Registration Statement on Form
                                   S-1 (Registration No. 33-71502), filed
                                   on November 10, 1993).

          Exhibit 4.1 (b)          First Amendment to Pooling and Servicing
                                   Agreement, dated as of August 15, 1994,
                                   between Greenwood Trust Company as Master
                                   Servicer, Servicer and Seller and U.S. Bank
                                   National Association d/b/a First Bank
                                   National Association (successor trustee to
                                   Bank of America Illinois, formerly
                                   Continental Bank, National Association) as
                                   Trustee (incorporated by reference to
                                   Exhibit 4.4 of Discover Card Master Trust
                                   I's Current Report on Form 8-K, dated August
                                   1, 1995 and filed on August 10, 1995, File
                                   No. 0-23108).

          Exhibit 4.1 (c)          Second Amendment to Pooling and
                                   Servicing Agreement, dated as of
                                   February 29, 1996, between Greenwood
                                   Trust Company as Master Servicer,
                                   Servicer and Seller and U.S. Bank
                                   National Association d/b/a First Bank
                                   National Association (successor trustee
                                   to Bank of America Illinois, formerly
                                   Continental Bank, National Association)
                                   as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master
                                   Trust I's Current Report on Form 8-K,
                                   dated April 30, 1996 and filed on May 1,
                                   1996, File No. 0-23108).




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          Exhibit 4.2              Series Supplement, dated as of
                                   October 23, 1997, between Greenwood
                                   Trust Company as Master Servicer,
                                   Servicer and Seller and U.S. Bank
                                   National Association as Trustee, with
                                   respect to Series 1997-3, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated October 23, 1997, File No. 0-23108).

          Exhibit 99.1             Prospectus Supplement dated
                                   October 16, 1997 and Prospectus dated
                                   October 16, 1997 with respect to the
                                   Floating Rate Class A Credit Card
                                   Pass-Through Certificates and the
                                   Floating Rate Class B Credit Card
                                   Pass-Through Certificates of Discover
                                   Card Master Trust I, Series 1997-3.




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                                   Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Discover Card Master Trust I
                                           (Registrant)

                                           By:  Greenwood Trust Company
                                           (Originator of the Trust)



Dated:  October 23, 1997               By:  /s/ John J.  Coane
                                           -----------------------
                                                John J. Coane


                                                Vice President, Director of
                                                Accounting and Treasurer



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                                 EXHIBIT INDEX
Exhibit No.                      -------------                           Page
-----------                                                              ----


4.1(a)     Pooling and Servicing Agreement, dated as of                  ---
           October 1, 1993, between Greenwood Trust Company as
           Master Servicer, Servicer and Seller and U.S. Bank
           National Association d/b/a First Bank National
           Association (successor trustee to Bank of America
           Illinois, formerly Continental Bank, National
           Association) as Trustee (incorporated by reference to
           Exhibit 4.1 of Discover Card Master Trust I's
           Registration Statement on Form S-1 (Registration No.
           33-71502), filed on November 10, 1993).


4.1(b)     First Amendment to Pooling and Servicing Agreement,           ---
           dated as of August 15, 1994, between Greenwood Trust
           Company as Master Servicer, Servicer and Seller and U.S.
           Bank National Association d/b/a First Bank National
           Association (successor trustee to Bank of America
           Illinois, formerly Continental Bank, National
           Association) as Trustee (incorporated by reference to
           Exhibit 4.4 of Discover Card Master Trust I's Current
           Report on Form 8-K, dated August 1, 1995 and filed on
           August 10, 1995, File No. 0-23108).


4.1(c)     Second Amendment to Pooling and Servicing Agreement,          ---
           dated as of February 29, 1996, between Greenwood Trust
           Company as Master Servicer, Servicer and Seller and U.S.
           Bank National Association d/b/a First Bank National
           Association (successor trustee to Bank of America
           Illinois, formerly Continental Bank, National
           Association) as Trustee (incorporated by reference to
           Exhibit 4.4 of Discover Card Master Trust I's Current
           Report on Form 8-K, dated April 30, 1996 and filed on
           May 1, 1996, File No. 0-23108).



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4.2        Series Supplement, dated as of October 23, 1997,              ---
           between Greenwood Trust Company as Master Servicer,
           Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 1997-3, including form of Class A Certificate and form of Class B
           Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form
           8-K, dated October 23, 1997, File No. 0-23108).



99.1       Prospectus Supplement dated October 16, 1997 and              ---
           Prospectus dated October 16, 1997 with respect to the Floating Rate Class A Credit Card Pass-Through
           Certificates and the Floating Rate Class B Credit Card
           Pass-Through Certificates of Discover Card Master Trust
           I, Series 1997-3.




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